UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 12B-25

                          NOTIFICATION OF LATE FILING

                                                             SEC FILE NUMBER
                                                                 0-16240

                                                               CUSIP NUMBER
                                                                466107109


(Check One):  X Form 10-K   Form 20-F   Form 11-K   Form 10-Q   Form N-SAR


           For Period Ended:                  December 31, 1998


           [   ] Transition Report on Form 10-K
           [   ] Transition Report on Form 20-F
           [   ] Transition Report on Form 11-K
           [   ] Transition Report on Form 10-Q
           [   ] Transition Report on Form N-SAR
           For the Transition Period Ended:



 Read Attached Instruction Sheet Before Preparing Form.  Please Print or Type.



Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.



If the notification relates to a portion of the filing checked above, identify the item(s) to which the notification relates:




PART I - REGISTRANT INFORMATION



                             JB OXFORD HOLDINGS, INC
                            (Full name of Registrant)



UTAH                                    95-4099866
(State of incorporation)                (IRS Employer Identification No.)



9665 Wilshire Blvd., Third Floor, Beverly Hills, California 90212
(Address of principle executive offices)                    (Zip Code)



PART II - RULES 12B-25(B) AND (E)


If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25(b), the following should be completed. (Check box if appropriate)

X   (a) The reasons described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense;
X   (b) The subject annual report, semi-annual report, transition report on Form
        10-K, Form 20-F, 11-K, Form N-
        SAR, or portion thereof, will be filed on or before the fifteenth calendar day following the prescribed due date; or the subject quarterly report of transition report on Form 10-Q, or portion thereof will be filed on or before the fifth calendar day following the prescribed due date; and
    (c) The accountant's statement or other exhibit required by Rule 12b-25(c) has been attached if applicable.


PART III _ NARRATIVE

State below in reasonable detail the reasons why the Form 10-K, 10-Q, N-SAR, or the transition report or portion thereof, could not be filed within the prescribed time period. (Attach Extra Sheets if Needed.)

The Registrant recently determined to restate a non-cash interest charge related to the issuance of convertible debt instruments in connection with transactions resulting in a change of control that occurred in the second quarter of 1998. The Company will restate its second and third quarter results to reflect a non-cash interest charge of $2.5 million.

In addition, the Registrant changed its independent auditors and accountants in the fourth quarter of the fiscal year ended December 31, 1998. Compiling the information necessary to present accurate and complete financial statements and disclosures to both the former and current auditors required additional time and effort by the Registrant.

Consequently, the filing of the Report on Form 10-K for the fiscal year ended December 31, 1998 could not be filed without unreasonable effort and expense in the absence of an extension.



PART IV - OTHER INFORMATION

(1) Name and telephone number of person to contact in regard to this notification

Scott G. Monson                           (310)         385-2121

                (Name)                   (Area Code)    (Telephone Number)

(2) Have all other periodic reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months (or for such shorter) period that the registrant was required to file such reports) been filed? If answer is no, identify report(s).

                                                             X Yes     No


(3) Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?

                                                               Yes   X No


If so, attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results cannot be made.



                           JB OXFORD HOLDINGS, INC.
  (Name of Registrant as Specified in Charter)

has caused this notification to be signed on its behalf by the undersigned hereunto duly authorized.



Date            March 31, 1999         By   /s/ Michael J. Chiodo

                                            Michael J. Chiodo
                                            Chief Financial Officer


INSTRUCTION: The form may be signed by an executive officer of the registrant or by any other duly authorized representative. The name and title of the person signing the form shall be typed or printed beneath the signature. If the statement is signed on behalf of the registrant by an authorized representative


(other than an executive officer), evidence of the representative's authority to sign on behalf of the registrant shall be filed with the form.


                                   ATTENTION


Intentional misstatements or omissions of fact constitute Federal Criminal Violations (See 18 U.S.C. 1001).